Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms F-3 (File No. 333-274484), of our report dated February 08, 2024, relating to the consolidated financial statements of Starbox Group Holdings Ltd. included in its annual report on Form 20-F for the years ended September 30, 2023 and 2022.

/s/ YCM CPA, Inc.

PCAOB ID 6781

Irvine, California

February 08, 2024